As filed with the Securities and Exchange Commission on November 8, 1995
                                                    Registration No. 33-
---------------------------------------------------------------------------

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM S-3
                       REGISTRATION STATEMENT
                                Under
                     The Securities Act of 1933
                         ____________________

                          CERNER CORPORATION
        (Exact name of registrant as specified in its charter)

   Delaware                                                  43-1196944
(State or other                                           (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation or         2800 Rockcreek Parkway
 organization)                 Suite 601
                       Kansas City, Missouri 64117
                            (816) 221-1024
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ____________________

                           Clifford W. Illig
                               President
                          CERNER CORPORATION
                        2800 Rockcreek Parkway
                               Suite 601
                     Kansas City, Missouri 64117
                            (816) 221-1024
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               Copy to:
                        Patrick A. Pohlen, Esq.
                     Stinson, Mag & Fizzell, P.C.
                     Kansas City, Missouri  64106
                            (816) 842-8600
                         ____________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ---
                | |
                ---

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ---
                                                       |X|
                                                       ---

                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
   Title of each      |    Amount    |   Proposed maximum   |   Proposed maximum   |    Amount of
class of securities   |    to be     |  offering price per  |  aggregate offering  |  registration
 to be registered     |  registered  |       unit (1)       |       price (1)      |       fee
----------------------------------------------------------------------------------------------------
   Common Stock,      |              |                      |                      |
  $ .01 par value     |    160,000   |        $ 26.25       |     $ 4,200,000      |    $ 1,448
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 457(c) of the Securities Act of 1933, and solely for the purpose of calculating the amount of the registration fee, the proposed maximum offering price per unit and proposed maximum aggregate offering price is based on the average of the bid and asked prices of the Common Stock on November 3, 1995 in the over-the-counter market as quoted on the National Association of Securities Dealers Automated Quotation National Market System.

             ---------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

        Subject to Completion, dated November 8, 1995

Prospectus

                     Cerner Corporation

                       160,000 Shares
                             of
                        Common Stock
                  par value $.01 per share
                    ____________________

      This Prospectus relates to 160,000 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Cerner Corporation (the "Company"). The Shares may be offered from time to time, by Gerald E. Bisbee, Jr., a director of the Company, and Thomas C. Tinstman, M.D., an officer and director of the Company (together, the "Selling Stockholders"), on terms to be determined at the time of sale (each an "Offering" and, collectively, the "Offerings"). The Shares consist of 80,000 shares of Common Stock issuable upon the exercise of stock options by each of the Selling Stockholders. The Shares will be sold for the account of the Selling Stockholders and the Company will not receive any proceeds from the sale of the Shares. The Company has agreed to bear all expenses relating to the registration and sale of the Shares other than selling commissions and fees of the Selling Stockholders.

      The Selling Stockholders have advised the Company that they may from time to time sell Shares through underwriters, dealers or agents or directly to purchasers, in open market or in privately negotiated transactions. See "Plan of Distribution."

      The Common Stock is traded in the over-the-counter market and is quoted through the NASDAQ National Market System under the symbol "CERN." On November 3, 1995, the average of bid and asked prices for shares of Common Stock, as reported by NASDAQ National Market System, was $26.25 per share.

                       ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company, any Selling Stockholder or any other person. Neither the delivery of this Prospectus nor any sale made herein shall, under the circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.
                    ____________________

The date of this Prospectus is November 8, 1995.

             (inside front cover page of prospectus)


                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is included for quotation on the NASDAQ National Market System, and such reports, proxy statements and other information should be available for inspection and copying at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.


       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; (ii) the
Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 1995; and (iii) the description of the Common
Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-15386), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offerings shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents, except that in no event shall any information included in any such document in response to Item 402(i), (k) or (l) of Regulation S-K be deemed to constitute a part of this Prospectus.

        (inside front cover page of prospectus continued)

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal office: Cerner Corporation, 2800 Rockcreek Parkway, Suite 601, Kansas City, Missouri 64117, Attention: Kim Stevens,
(816) 221-1024.

                         THE COMPANY

     The Company designs, develops, markets and supports computer software information systems for use in automating the process of healthcare for providers, such as hospitals, clinics, HMOs and reference laboratories. The Company's systems are designed to automate the patient care processes for diagnosis and treatment of patients. The systems present information to healthcare professionals in a comprehensive manner which emphasizes the clinically significant attributes of the data while managing orders, capturing and validating information and scheduling tests and procedures.

     The Company was incorporated in Missouri in 1980.
Through a merger into a wholly-owned Delaware subsidiary effected in June 1987, the Company became a Delaware corporation. The Company's principal executive offices are located at 2800 Rockcreek Parkway, Kansas City, Missouri
64117, and its telephone number is (816) 221-1024.


                       USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. See "Selling
Stockholders."


                    SELLING STOCKHOLDERS

     The Shares which may be offered hereby are for the account of the Selling Stockholders, Gerald E. Bisbee, Jr. and Thomas C. Tinstman, M.D., both directors of the Company. As of the date hereof, Mr. Bisbee owns 1,400 shares of Common Stock, directly and of record, and Dr. Tinstman owns 600 shares of Common Stock, directly and of record. In addition to the Common Stock owned directly and of record by Mr. Bisbee and Dr. Tinstman, each of Mr. Bisbee and Dr. Tinstman has stock options to purchase 80,000 shares of Common Stock. The aggregate of 162,000 shares so held constitutes the entire beneficial interest in shares of Common Stock of the Selling Stockholders.


                    PLAN OF DISTRIBUTION

 The Selling Stockholders may from time to time effect the sale of up to 160,000 of the Shares covered by this Prospectus. Such sales may be made in one or more transactions in the over-the-counter market, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions or otherwise. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. The brokers or dealers engaged by the Selling Stockholders will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers, as well as the Selling Stockholders, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. The Selling Stockholders do not deem themselves to be "underwriters" within the meaning of the Securities Act.


                           EXPERTS

     The financial statements and schedules of Cerner Corporation as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     Documents incorporated by reference herein in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been examined to the extent and for the periods set forth in such reports by the firm or firms providing such reports, and will be incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


                        LEGAL MATTERS

     Certain legal matters relating to the validity of the Shares will be passed upon for the Company by Stinson, Mag & Fizzell, P.C., counsel to the Company. As of July 27, 1995, attorneys of such law firm owned in the aggregate 90,392 shares of Common Stock.


                      MATERIAL CHANGES

     There have been no material changes in the Company's affairs which have occurred since December 31, 1994, the end of the latest fiscal year of the Company for which certified financial statements were included in the Company's Annual Report to Stockholders, and which have not been described in a report on Form 10-Q or Form 8-K filed under the Exchange Act.


          INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, including expenses relating to liabilities under the Securities Act, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes corporations to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

     The Company's Bylaws provide that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the fullest extent permitted by and in the manner permissible under the DGCL. The Bylaws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

     In accordance with Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Company or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

     The Company has entered into Indemnification Agreements with the Company's directors, Clifford W. Illig, Neal L. Patterson, Charles S. Runnion, III, David J. Hart, Gerald E. Bisbee, Jr., Thomas C. Tinstman, M.D. and David M. Margulies, M.D., which provides for indemnification of such persons in certain circumstances.

     The Company has obtained directors and officers liability insurance for each of its directors and executive officers which (subject to certain limits and deductibles)
(i) insures such persons against loss arising from certain claims made against them by reason of such persons being a director or officer, and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification due such persons for certain claims. Such insurance may provide coverage for certain matters as to which the Company may not be permitted by law to provide indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                            PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The Company will pay all expenses relating to the registration and sale of the Shares including the filing fee set forth herein and the costs of preparation, reproduction and distribution for this Registration Statement and any related prospectus and will pay any related accountants' fees, legal fees and expenses (all of which individually and in total are expected to be minimal and are currently estimated not to exceed $2,500 in total). The Selling Stockholders will bear selling commissions and fees of the Selling Stockholders, if any, none of which are currently susceptible of reasonable estimation.


Item 15.   Indemnification of Directors and Officers.

     (a) The Delaware GCL (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

     (b) The Company's Bylaws provide that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, the employees and agents of the Company, to the fullest extent permitted by and in the manner permissible under the DGCL. The Bylaws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such.

     (c) In accordance with Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the DGCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

     (d) The Company has entered into Indemnification Agreements with the Company's directors, Clifford W. Illig, Neal L. Patterson, Charles S. Runnion, III, David J. Hart, Gerald E. Bisbee, Jr., Thomas C. Tinstman, M.D. and David M. Margulies, M.D., which provides for indemnification of such persons in certain circumstances.

     (e) The Company has obtained directors and officers liability insurance for each of its directors and executive officers which (subject to certain limits and deductibles)
(i) insures such persons against loss arising from certain claims made against them by reason of such persons being a director or officer, and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification due such persons for certain claims. Such insurance may provide coverage for certain matters as to which the Company may not be permitted by law to provide indemnification.


Item 16.   Exhibits.

     A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated by reference herein.


Item 17.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                    (i)  To  include any prospectus
          required by section 10(a)(3) of the Securities
          Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospectus any
          facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any material
          information with respect to the plan of
          distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (i) and (ii) above
     --------  -------
do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 8, 1995.

                               CERNER CORPORATION


                               By:  /S/CLIFFORD W. ILLIG
                                   ------------------------------
                                          Clifford W. Illig
                                          President



                       POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Clifford W. Illig the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capabilities, to sign any and all amendments (including post-effective amendments thereto, and other documents in connection therewith) with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

           Signature and Title                          Date
----------------------------------------          ----------------

/S/NEAL L. PATTERSON                              November 8, 1995
-------------------------------
Neal L. Patterson
Chairman of the Board and Director
(Principal Executive Officer)

/S/CLIFFORD W. ILLIG                              November 8, 1995
-------------------------------
Clifford W. Illig
President and Director
(Principal Accounting Officer)

/S/MARC G. NAUGHTON                               November 8, 1995
-------------------------------
Marc G. Naughton
Assistant Treasurer
(Principal Financial Officer)

/S/GERALD E. BISBEE, JR.                          November 8, 1995
-------------------------------
Gerald E. Bisbee, Jr.
Director

/S/MICHAEL E. HERMAN                              November 8, 1995
-------------------------------
Michael E. Herman
Director

/S/CHARLES S. RUNNION, III                        November 8, 1995
-------------------------------
Charles S. Runnion, III
Director

/S/THOMAS C. TINSTMAN, M.D.                       November 8, 1995
-------------------------------
Thomas C. Tinstman, M.D.
Director

/S/DAVID M. MARGULIES, M.D.                       November 8, 1995
-------------------------------
David M. Margulies, M.D.
Director

/S/DAVID J. HART                                  November 8, 1995
-------------------------------
David J. Hart
Director

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on November 8, 1995.

                               CERNER CORPORATION


                               By:  /S/CLIFFORD W. ILLIG
                                   ------------------------------
                                          Clifford W. Illig
                                          President



                       POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints Clifford W. Illig the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capabilities, to sign any and all amendments (including post-effective amendments thereto, and other documents in connection therewith) with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

           Signature and Title                          Date
----------------------------------------          ----------------

/S/NEAL L. PATTERSON                              November 8, 1995
-------------------------------
Neal L. Patterson
Chairman of the Board and Director
(Principal Executive Officer)

/S/CLIFFORD W. ILLIG                              November 8, 1995
-------------------------------
Clifford W. Illig
President and Director
(Principal Accounting Officer)

/S/MARC G. NAUGHTON                               November 8, 1995
-------------------------------
Marc G. Naughton
Assistant Treasurer
(Principal Financial Officer)

/S/GERALD E. BISBEE, JR.                          November 8, 1995
-------------------------------
Gerald E. Bisbee, Jr.
Director

/S/MICHAEL E. HERMAN                              November 8, 1995
-------------------------------
Michael E. Herman
Director

/S/CHARLES S. RUNNION, III                        November 8, 1995
-------------------------------
Charles S. Runnion, III
Director

/S/THOMAS C. TINSTMAN, M.D.                       November 8, 1995
-------------------------------
Thomas C. Tinstman, M.D.
Director

/S/DAVID M. MARGULIES, M.D.                       November 8, 1995
-------------------------------
David M. Margulies, M.D.
Director

/S/DAVID J. HART                                  November 8, 1995
-------------------------------
David J. Hart
Director

                         EXHIBIT INDEX


Number         Description
------         -----------
5              Opinion of Stinson, Mag & Fizzell, Counsel for the
               Registrant, with respect to the legality of the Common Stock of the Registrant registered hereby.

23 (a)         Consent of Registrant's Independent Accountants.

23 (b)         Consent of Registrant's Counsel (contained in the
               Opinion of Counsel filed as Exhibit 5).

24 (a) Power of Attorney (included on the signature page of this Registration Statement)

___________________

*    Incorporated by reference.